EXHIBIT 4.57

                                    SCHEDULE
                    (for differences between Exhibit 4.54 and
            substantially identical documents not filed as exhibits)


                    Information on 10 substantially identical
           Environmental Indemnity Agreements dated September 8, 2000
                      From Apple Suites, Inc. as Indemnitor
                 In Favor of First Union National Bank as Lender
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Location of Hotel                           Borrower/Indemnitor                       Amount of Loan
-----------------                           -------------------                       --------------
Atlanta/Cumberland, Georgia                 Apple Suites SPE I, Inc.                      $5,000,000
Ridgeland, Mississippi                      Apple Suites SPE I, Inc.                       3,000,000
Baltimore, Maryland                         Apple Suites SPE II, Inc.                      9,000,000
Atlanta/Norcross, Georgia                   Apple Suites SPE II, Inc.                      2,800,000
Detroit, Michigan                           Apple Suites SPE II, Inc.                      2,500,000
Richmond, Virginia                          Apple Suites SPE II, Inc.                      5,500,000
Clearwater, Florida                         Apple Suites SPE II, Inc.                      6,000,000
Irving, Texas                               Apple Suites REIT Limited Partnership          5,700,000
Plano, Texas                                Apple Suites REIT Limited Partnership          2,500,000
Addison, Texas                              Apple Suites REIT Limited Partnership          2,500,000

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